Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Form 8
         Cypress Semiconductor Corporation
         Commission File No.1-10079


Ladies and Gentlemen:

     On behalf of Cypress Semiconductor Corporation, a Delaware corporation (Cypress), the following is an amendment to the Form 8-K filed on November 2, 1993 regarding the acquisition of IC Designs, Inc., a Washington corporation (IC Designs) by the merger of Cy Acquisition Corporation, a Washington corporation and wholly owned subsidiary of Cypress with and into IC Designs. Enclosed are the financial statements of IC Designs and certain pro forma financial information required to be filed pursuant to Item 7 of Form 8-K that were not included in the original filing.

     Please acknowledge receipt of the Form 8 by stamping the duplicate copy of this letter with the date of filing and return it to me in the stamped envelope provided.




CYPRESS SEMICONDUCTOR CORPORATION

Stuart Inouye
- --------------------------
Stuart Inouye
General Accounting Manager

               Securities and Exchange Commission
                      Washington D.C.  20549



                             Form 8

               Amendment to Application or Report



              Pursuant to Section 12, 13 or 15(d) of
               the Securities Exchange Act of 1934


                Cypress Semiconductor Corporation
     (Exact name of Registrant as specified in its charter)


                           Amendment No. 1


     The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its Report on Form 8-K dated November 2, 1993 as set forth in the pages attached hereto.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                                                       Form 8

     Item 7(a) and 7(b) are amended in their entirety to read as follows:

     Item 7.  Financial Statements, Pro Forma Financial
              -----------------------------------------
              Information and Exhibits.
              -------------------------

              (a) Financial Statements of Business Acquired.
                  -----------------------------------------
                  Included are the balance sheet of IC Designs, Inc. at December 31, 1992 and the related statements of income and retained earnings (deficit) and cash flows for the year ended December 31, 1992 together with the report of IC Designs, Inc.'s independent accountants thereon. Also included are the unaudited balance sheet of IC Designs, Inc. at September 30, 1993 and the related statements of operations and cash flows for the nine month periods ended September 30, 1993 and 1992.

                                                       Form 8

                  Independent Auditors Report
                  ---------------------------


The Board of Directors
IC Designs, Inc.
Kirkland, Washington


     We have audited the accompanying balance sheet of IC Designs, Inc. as of December 31, 1992, and the related statements of income, retained earnings (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of IC Designs, Inc. as of December 31, 1992, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                      Thompson & Kittoe
                                      Certified Public Accountants





February 12, 1993

                                                       Form 8
                         IC Designs, Inc.

                            Balance Sheet
                          December 31, 1992
                 (See Independent Auditor's Report)


                  ASSETS
                ----------

Current assets:
  Cash (Note 8)                                 $ 1,183,951
  Accounts receivable (Note 8)                    1,678,323
  Inventory (Note 2)                                700,860
  Prepaid expenses                                   18,349
                                                -----------
    Total current assets                          3,581,483
Property and equipment:
  Equipment and tools                               246,553
  Furniture and fixtures                             10,737
  Leasehold improvements                              1,184
                                                -----------
                                                    258,474
  Less accumulated depreciation                      83,528
                                                -----------
    Net property and equipment                      174,946
                                                -----------
      Total                                     $ 3,756,429
                                                ===========

       LIABILITIES AND SHAREHOLDERS'
                 EQUITY
    -----------------------------------
Current liabilites:
  Notes payable-related parties (Note 3)        $   221,000
  Accounts payable-trade                          1,102,537
  Accounts payable-related parties                    8,029
  Salaries and wages                                 74,526
  Business and payroll taxes                         25,600
  Federal income tax                                499,570
  Accrued commissions                               141,158
  Other accrued expenses                             67,739
                                                -----------
    Total current liabilities                     2,140,159
                                                -----------



                                                       Form 8

                          IC Designs, Inc.

                            Balance Sheet
                          December 31, 1992
                 (See Independent Auditor's Report)

                             (Continued)

Stockholders' equity
     (Notes 3 and 4):
  Common stock, $.01 par value,
    Authorized, 8,000,000 shares.
    Issued and outstanding, 2,135,551
    shares.                                         21,356
  Additional paid-in capital                       408,132
  Retained earnings                              1,186,782
                                               -----------
    Total stockholders' equity                   1,616,270
                                               -----------
      Total                                    $ 3,756,429
                                               ===========


         The accompanying notes are an integral
          part of these financial statements.





                                                       Form 8

                     IC Designs, Inc.

     Statement of Income and Retained Earnings (Deficit)
               Year Ended December 31, 1992
            (See Independent Auditor's Report)

Sales                                          $10,784,185
Cost of sales                                    4,838,494
                                               -----------
  Gross profit                                   5,945,691

Operating expenses:
  Sales                                          1,307,413
  Engineering, research and development            731,915
  General and administration                       278,888
                                               -----------
    Total operating expenses                     2,318,216
                                               -----------
      Operating income                           3,627,475

Interest expense-net                                60,545
                                               -----------
  Income before federal income tax
    and extraordinary item                       3,566,930
Federal income tax                               1,222,886
                                               -----------
Income before extraordinary item                 2,344,044
Extraordinary item-tax benefit due
  to utilization of net operating loss
  carryforward (Note 5)                            722,110
                                               -----------
      Net income                                 3,066,154

Retained (deficit), beginning of year           (1,879,372)
                                               -----------
Retained earnings, end of year                 $ 1,186,782
                                               ===========




               The accompanying notes are an integral
                 part of these financial statements.

                                                       Form 8
                          IC Designs, Inc.

                      Statement of Cash Flows
                    Year Ended December 31, 1992
                 (See Independent Auditor's Report)



Cash flows provided (used) by operating
 activities:
  Cash received from customers                 $ 9,788,148
  Cash paid to suppliers and employees          (6,635,601)
  Interest received                                 13,820
  Interest paid                                 (  107,387)
  Federal income tax paid                       (    1,206)
                                               -----------
    Net cash provided by operating
     acivities                                   3,057,774
                                               -----------
Cash flows used by investing activities:
  Purchase of equipment                         (  191,810)
                                               -----------
    Net cash used by investing
     activities                                 (  191,810)
                                               -----------
Cash flows provided (used) by financing
 activities:
  Payments on notes payable-related parties     (1,742,709)
  Proceeds from issuance of common stock            29,000
                                               -----------
    Net cash (used) by financing
     activities                                 (1,713,709)
                                               -----------
Net increase in cash                             1,152,255

Cash, beginning of year                             31,696
                                               -----------
Cash, end of year                              $ 1,183,951
                                               ===========



         The accompanying notes are an integral
           part of these financial statements.


                                                       Form 8
                          IC Designs, Inc.

                      Statement of Cash Flows
                    Year Ended December 31, 1992
                 (See Independent Auditor's Report)

                            (Continued)


Reconciliation of net income to net
 cash provided by operating activities:

Net income                                     $ 3,066,154
Adjustments to reconcile net income
 to cash provided by operating activities:
  Depreciation and amortization                     51,641
  Changes in operating assets and
   liabilities:
     Accounts receivable                        (  996,037)
     Inventory                                  (  596,442)
     Prepaid expenses                           (   13,784)
     Accounts payable                              879,400
     Accrued federal income taxes                  499,570
     Accrued expenses                              167,272
                                               -----------
Net cash provided by operating activites       $ 3,057,774
                                               ===========











           The accompanying notes are an integral
             part of these financial statements.




                                                       Form 8
                          IC Designs, Inc.

                   Notes to Financial Statements
                         December 31, 1992
                 (See Independent Auditor's Report)


NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

        Nature of company
        -----------------
        The Company is engaged in the design and marketing of integrated circuits.

        Inventory
        ---------
        Inventory is valued at lower of cost or market (first-in, first-out method).

        Property and equipment
        ----------------------
        Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided using accelerated methods. The same methods are used for both financial reporting and federal income tax purposes.

        Allowance for doubtful accounts
        -------------------------------
        The Company does not provide an allowance for doubtful accounts as a review of the collectibility of accounts receivable indicates that such an allowance would be minimal.

        Research and development expenses
        ---------------------------------
        Research and development expenses are charged to operations when incurred.


NOTE 2. INVENTORY:




                 Raw materials           $   239,166
                 Work-in-process             257,397
                 Finished goods              204,297
                                         -----------
                                         $   700,860
                                         ===========

                                                       Form 8

                          IC Designs, Inc.

                   Notes to Financial Statements
                         December 31, 1992
                 (See Independent Auditor's Report)

                            (Continued)



NOTE 3. NOTES TO RELATED PARTIES:

        Notes payable - related parties is due on demand to the Company's majority stockholder with interest computed at the prime rate and is convertible into 884,000 shares of common stock.

        During the year ended December 31, 1992, a $29,000 note payable due to a minority stockholder was converted into 116,000 shares of common stock.


NOTE 4. INCENTIVE STOCK OPTIONS:

        The Company has adopted an incentive stock option agreement for the benefit of its key employees. As of December 31, 1992, options remain outstanding to issue 212,000 shares at exercise prices ranging from $.25 to $.75 per share.


NOTE 5. INCOME TAX:

        The Company had incurred net operating losses in years
        1990 and prior. These losses were available for carryforward and utilized in 1992.


NOTE 6. RENTAL COMMITMENTS:

        Operating facilities were rented from a related company on a month-by-month basis. Total rent expense, including an allocated portion of utilities, paid for the use of operating facilities amounted to $39,809 in 1992.

                                                       Form 8

                          IC Designs, Inc.

                   Notes to Financial Statements
                         December 31, 1992
                 (See Independent Auditor's Report)

                            (Continued)



NOTE 6. RENTAL COMMITMENTS: (Continued)

        On December 11, 1992, the Company entered into a three-year noncancellable lease agreement effective January 1, 1993 with an unrelated party. The agreement requires monthly rental payments of $6,767 for the first four months and $8,375 thereafter. The lease expires on December 31, 1995 and contains an option to renew for an additional two-year period with monthly payments of $8,878. Future minimum payments required under the noncancellable lease are as follows:

                 Year ended
                 December 31                  Amount
                -------------              -------------
                    1993                   $      94,068
                    1994                         100,500
                    1995                         100,500


NOTE 7. PENSION PLAN:

        During 1992, the Company maintained a salary reduction simplified employee pension plan for the benefit of all eligible employees. No Company contributions were made to the plan in 1992.

        Effective January 1, 1993, the Company adopted a 401K profit sharing plan. An employee may elect to contribute to the plan up to a maximum allowed under federal regulations. The Company may elect to make discretionary matching or profit sharing contributions to the plan.

                                                       Form 8

                          IC Designs, Inc.

                   Notes to Financial Statements
                         December 31, 1992
                 (See Independent Auditor's Report)

                            (Continued)


NOTE 8. CONCENTRATION OF CREDIT RISK:

        Financial instruments which potentially subject the Company to concentration of credit risk consist of cash and accounts receivable.

        The Company maintains a cash balance in a financial institution in excess of insured limits.

        The Company extends credit to customers in various geographical regions. Approximately 49% of the accounts receivable at December 31, 1992 and 62% of sales in 1992 were directly related to three customers who are major manufacturers of computers and components.

                                                       Form 8

                          IC Designs, Inc.

                        Interim Balance Sheet
                           (In thousands)
                            (Unaudited)


                                                 September 30,
                                                     1993
                                                 ------------
ASSETS:
Current assets:
  Cash and cash equivalents                      $      3,041
  Accounts receivable                                   1,855
  Inventory                                               903
  Prepaid expenses                                         57
                                                 ------------
    Total current assets                                5,856

Property and equipment (net)                              279
Other non-current assets                                    5
                                                 ------------
      Total assets                               $      6,140
                                                 ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                               $        892
  Other accrued liabilities                               739
  Income taxes payable                            (       241)
                                                 ------------
    Total current liabilities                           1,390

Stockholders' equity:
  Common stock                                             30
  Additional paid in capital                              629
  Retained earnings                                     4,091
                                                 ------------
    Total stockholders' equity                          4,750
                                                 ------------
      Total liabilities and stockholders' equity $      6,140
                                                 ============


            See notes to interim financial statements.

                                                       Form 8


                          IC Designs Inc.

                  Interim Statement of Operations
                          (In Thousands)
                            (Unaudited)


                                            Nine Months Ended
                                               September 30,
                                             1993        1992
                                          ----------  ----------
Sales                                     $   12,768  $    6,498
Cost of sales                                  5,767       2,843
                                          ----------- ----------
  Gross profit                                 7,001       3,655

Operating expenses:
  Sales                                        1,219         789
  Engineering, research and development          733         400
  General and administration                     719         162
                                          ----------  ----------
  Total operating expenses                     2,671       1,351
                                          ----------  ----------
    Operating income                           4,330       2,304

Interest income (expense), net                    92   (      68)
                                          ----------  ----------
Income before income taxes                     4,422       2,236

Provision for income tax expense               1,518         760
                                          ----------  ----------
  Net income                              $    2,904  $    1,476
                                          ==========  ==========





            See notes to interim financial statements.








                                                       Form 8

                          IC Designs, Inc.

                   Interim Statement of Cash Flows
                           (In Thousands)
                            (Unaudited)


                                            Nine Months Ended
                                               September 30,
                                             1993        1992
                                          ----------  ----------
Cash flows provided (used) by operating
 activities:
  Cash received from customers            $   12,592  $    5,918
  Cash paid to suppliers and employees     (   8,390)  (   3,678)
  Interest received                              102           1
  Interest paid                            (      10)  (     102)
  Federal income tax paid                  (   2,259)  (       1)
                                          ----------  ----------
    Net cash provided by operating
      activities                               2,035       2,138
                                          ----------  ----------
Cash flows used by investing activities:
  Purchase of capital equipment            (     187)  (      75)
                                          ----------  ----------
   Net cash used by investing activities   (     187)  (      75)
                                          ----------  ----------
Cash flows provided (used) by financing
 activities:
  Payment on notes payable-related parties (     221)  (   2,191)
  Proceeds from issuance of common stock         230
                                          ----------  ----------
   Net cash provided (used) by financing
     activities                                    9   (   2,191)
                                          ----------  ----------
Net increase (decrease) in cash                1,857   (     128)

Cash, beginning of year                        1,184          32
                                          ----------  ----------
Cash (bank overdraft), end of period      $    3,041  $(      96)
                                          ==========  ==========


            See notes to interim financial statements.




                                                       Form 8


                          IC Designs, Inc.

                   Interim Statement of Cash Flows
                           (In thousands)
                             (Unaudited)

                             (Continued)


                                            Nine Months Ended
                                               September 30,
                                             1993        1992
                                          ----------  ----------
Reconciliation of net income to net
  cash provided by operating activities:

Net income                                $    2,904  $    1,476

Adjustments to reconcile net income to
  net cash provided (used) by operating
  activities:
    Depreciation and amortization                 83          14
    Changes in operating assets and
     liabilities:
      Accounts receivable                  (     176)  (     581)
      Inventory                            (     203)  (     317)
      Prepaid expenses                     (      43)  (      18)
      Accounts payable                     (     219)        649
      Accrued income taxes                 (     741)        759
      Accrued expenses                           430         156
                                          ----------  ----------
Net cash provided by operating activites  $    2,035  $    2,138
                                          ==========  ==========






            See notes to interim financial statements.







                                                       Form 8

                          IC Designs, Inc.

                Notes to Interim Financial Statements
                         September 30, 1993


1.  Interim Statements:

    In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information included therein. While IC Designs believes that the disclosures are adequate to make the information not misleading, it is suggested that this financial data be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1992.

2.  Income Taxes:

    IC Designs adopted Statement of Financial Accounting Standards No. 109 (FAS109), "Accounting for Income Taxes". The adoption of FAS109 changes the method of accounting for income taxes from the deferred method (APB11) to an asset and liability approach. The impact of adopting FAS109 was not significant.

                                                       Form 8




     Item 7 (b)  Pro Forma Financial Information
                 -------------------------------
                 Included are the unaudited pro forma condensed balance sheet for Cypress Semiconductor Corporation at September 27, 1993 and the related pro forma statement of operations for the nine month period ended September 27, 1993. Also included is the pro forma statement of operations for the year ended December 28, 1992.




On October 22, 1993, the Company acquired 100% of the common stock of IC Designs, Inc. (ICD) for $16 million cash. ICD became a wholly owned subsidiary of the Company and the historical income tax basis of its assets and liabilities carried over. In connection with this acquisition, the Company also entered into non-competition agreements ranging from one to five years with certain directors and employees of ICD for an aggregate payment of $4 million. In addition, a separate incentive compensation program was established for the senior management of ICD providing for an annual bonus pool based on ICD's future pretax profits.

The following unaudited pro forma financial information reflects the acquisition of ICD under the purchase method of accounting.
The pro forma financial information gives effect to the acquisition as if the transaction had taken place on September 27, 1993 for the pro forma condensed balance sheet and the beginning of 1992 for the pro forma condensed statements of operations.

The unaudited pro forma statements of operations are not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the dates indicated and should not be construed as representative of future operations. The historical financial statements of ICD are included elsewhere in this filing, and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.

                                                       Form 8


               Cypress Semiconductor Corporation

                     Pro Forma Balance Sheet
                        (In thousands)
                          (Unaudited)


                             Cypress     ICD      Pro Forma
                             Sept 27,   Sept 30,    Adj.
                              1993       1993     (Note 2)   Pro Forma
                           ----------  ---------  ---------  ---------
ASSETS:
- ----------------------
Current assets:
 Cash and cash equivalents $    8,543  $   3,671             $  12,214
 Short term investments        87,530             $(20,300)     67,230
 Accounts receivable,net       48,827      2,024                50,851
 Other receivables              8,208                            8,208
 Inventories                   26,481        863                27,344
 Prepaid expenses and
  other current assets         19,793         43                19,836
                           ----------  ---------  ---------  ---------
    Total current assets      199,382      6,601    (20,300)   185,683

Property, plant and
 equipment, net               125,589        276        124(b) 125,989
Other non-current assets       10,728          5     10,011(c)  20,744
                           ----------  ---------  ---------  ---------
                           $  335,699  $   6,882  $( 10,165) $ 332,416
                           ==========  =========  =========  =========


       See accompanying notes to pro forma financial information.


                                                       Form 8
               Cypress Semiconductor Corporation

                     Pro Forma Balance Sheet
                        (In thousands)
                          (Unaudited)

                          (Continued)

                            Cypress      ICD      Pro Forma
                            Sept 27,    Oct 22,     Adj.
                             1993        1993     (Note 2)   Pro Forma
                          ----------  ---------  ---------   ---------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
- ----------------------
Current liabilities:
  Accounts payable        $   25,372  $   1,082              $  26,454
  Other accrued liabilites    15,917        735                 16,652
  Current obligations
   under capital leases          800                               800
  Deferred income              8,854                             8,854
  Income taxes payable         6,814                             6,814
                          ----------  ---------  ---------   ---------
    Total current
     liabilities              57,757      1,817                 59,574

Long-term obligations:
  Deferred income taxes        2,560             $   1,600(d)    4,160
                          ----------  ---------  ---------   ---------
    Total liabilities         60,317      1,817      1,600      63,734
                          ----------  ---------  ---------   ---------
Minority interest              3,277                             3,277
                          ----------  ---------  ---------   ---------
Stockholders' equity:
  Common stock                   408                               408
  Additional paid-in
   capital                   201,353        629   (    629)(e) 201,353
  Retained earnings          113,601      4,406   ( 11,106)(e) 106,901
  Less shares of common
    stock held in
    treasury, at cost      (  43,257)        30   (     30)(e)( 43,257)
                          ----------  ---------  ---------   ---------
    Total stockholders'
     equity                  272,105      5,065   ( 11,765)    265,405
                          ----------  ---------  ---------   ---------
                          $  335,699  $   6,882  $( 10,165)  $ 332,416
                          ==========  =========  =========   =========

       See accompanying notes to pro forma financial information.

                                                       Form 8

               Cypress Semiconductor Corporation

               Pro Forma Statement of Operations
              (In thousands, except per share data)
                          (Unaudited)


                              Cypress     ICD
                            ---------- ---------
                             Nine Months Ended   Pro Forma
                              Sept 27,  Oct 22,     Adj.
                               1993      1993     (Note 3)   Pro Forma
                            ---------- --------- ---------   ---------
Revenues                    $  221,500 $  12,768             $ 234,268
                            ---------- --------- ---------   ---------
Costs and expenses:
  Cost of revenues             132,161     5,767 $   1,853(a)  139,781
  Research and development      38,586       733                39,319
  Marketing, general and
   administrative               34,087     1,938       276(b)   36,301
  Restructuring and other
   non-recurring costs       (     408)                       (    408)
                            ---------- --------- ---------   ---------
    Total operating costs
     and expenses              204,426     8,438     2,129     214,993
                            ---------- --------- ---------   ---------
Operating income                17,074     4,330  (  2,129)     19,275
Interest expense
Interest income and other        1,881        92  (    510)(c)   1,463
                            ---------- --------- ---------   ---------
Income before income taxes
  and extraordinary item        18,955     4,422  (  2,639)     20,738
Provision for income taxes       6,824     1,518  (    768)(d)   7,574
                            ---------- --------- ---------   ---------
Income before extraordinary
  item                      $   12,131 $   2,904 $(  1,871)  $  13,164
                            ========== ========= =========   =========

Income before extraordinary
  item per share            $     0.32                       $    0.35
                            ==========                       =========

Average common shares and
  equivalents outstanding       38,057                          38,057
                            ==========                       =========

       See accompanying notes to pro forma financial information.

                                                       Form 8
               Cypress Semiconductor Corporation

               Pro Forma Statement of Operations
              (In thousands, except per share data)
                          (Unaudited)


                           Cypress    ICD
                              Year Ended      Pro Forma
                           Dec 28,   Dec 31,     Adj.
                            1992      1992     (Note 3)    Pro Forma
                         ---------- --------- ---------    ---------
Revenues                 $  272,242 $  10,784              $ 283,026
                         ---------- --------- ---------    ---------
Cost and expenses:
  Cost of revenues          158,159     4,838 $   2,534(a)   165,531
  Research and
   development               64,951       732                 65,683
  Marketing, general and
   administrative            45,068     1,586       214(b)    46,868
  Restructuring and other
   nonrecurring costs        39,700                           39,700
                         ---------- --------- ---------    ---------
    Total operating costs
     and expenses           307,878     7,156     2,748      317,782
                         ---------- --------- ---------    ---------
Operating income (loss)   (  35,636)    3,628  (  2,748)    ( 34,756)
Interest expense          (     440) (     61)              (    501)
Interest income and other     3,148            (   924)(c)     2,224
                         ---------- --------- ---------    ---------
Income (Loss) before
  income taxes and
  extraordinary item      (  32,928)    3,567  ( 3,672)     ( 33,033)
Provision for (Benefit of)
  income taxes            (  11,918)    1,223  ( 1,190)(d)  ( 11,885)
                         ---------- --------- ---------    ---------
Income (loss) before
  extraordinary item     $(  21,010)$   2,344 $( 2,482)    $( 21,148)
                         ========== ========= =========    =========
Net (loss) before
  extraordinary item
  per share              $(    0.56)                       $(   0.57)
                         ==========                        =========
Average common shares
  and equivalents
  outstanding                37,257                           37,257
                         ==========                        =========

       See accompanying notes to pro forma financial information.

                                                       Form 8


               Cypress Semiconductor Corporation

            Notes to Pro Forma Financial Information
                         (In thousand)
                          (Unaudited)


NOTE 1. THE ACQUISITION

        The total purchase price aggregates $20,300 (including
        $300 of direct acquisition cost). The purchase price has been allocated to ICD's assets and liabilities based on the book value of ICD's current assets and liabilities, which management believes approximates their fair value, and independent appraisal for all other identifiable tangible and intangible assets. The excess purchase price over the fair value of identifiable assets and liabilities of $2,011 is recorded as goodwill.



    Cash and short-term investments            $    3,671
    Accounts receivable                             2,024
    Inventory                                         863
    Other assets                                       48
    Property and equipment                            400
    Completed technology                            4,000
    In-process technology                          11,000
    Covenants-not-to-compete                        4,000
    Goodwill                                        2,011
    Accounts payable                            (   1,082)
    Other accrued liabilities                   (     735)
    Deferred taxes                              (   5,900)
                                               ----------
                                               $   20,300
                                               ==========

2.  ADJUSTMENTS TO BALANCE SHEET

    (a)  To reduce short-term investments for the purchase price.

    (b) To increase the book value of certain property and equipment to their fair market value:

           Estimated fair value                $      400
           Less historical book value           (     276)
                                               ----------
             Increase                          $      124
                                               ==========

                                                       Form 8

               Cypress Semiconductor Corporation

            Notes to Pro Forma Financial Information
                        (In thousands)
                          (Unaudited)

                          (Continued)

    (c)  To record intangible assets acquired at their fair value:

           Completed technology                $    4,000
           In-process technology of
             $11,000 charged to expense                --
           Covenants-not-to-compete                 4,000
           Goodwill                                 2,011
                                               ----------
                                               $   10,011
                                               ==========

    (d) To record deferred taxes for temporary differences related to the step-up in identifiable tangible and intangible assets (exclusive of $4,300 of deferred taxes related to the step-up in in-process technology charged to expense).

    (e) To reflect one-time charge for the fair value of in-process technology (net of deferred taxes) and elimination of ICD historical stockholder's equity:

           One-time charge of $11,000 for
             in-process technology (net of
             deferred taxes of $4,300)         $    6,700
           Elimination of ICD's equity              5,065
                                               ----------
                                               $   11,765
                                               ==========

NOTE 3:  ADJUSTMENTS TO STATEMENTS OF OPERATIONS

    (a) To reflect amortization and depreciation on step-up in ICD assets over the following estimated lives:

           Property and equipment               2-4 years
           Completed technology                 3-5 years
           Covenants-not-to-compete             1-5 years
           Goodwill                               5 years

    (b) To reflect additional costs of ICD senior management incentive compensation program.

    (c) To reduce investment income for the estimated earnings on funds used to acquire ICD.

                                                       Form 8

               Cypress Semiconductor Corporation

            Notes to Pro Forma Financial Information
                        (In thousands)
                          (Unaudited)

                          (Continued)


    (d) To adjust the provision (benefit) for income taxes to the estimated consolidated income tax provision (benefit).
         ICD's benefit for NOL carryforward utilization has been eliminated because it is nonrecurring.

    (e) The one-time charge to expense for the fair value of in-process technology has been excluded from the pro forma statement of operations because it is nonrecurring.

                                                       Form 8

                            Signature
                         ---------------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 CYPRESS SEMICONDUCTOR CORPORATION


Dated:    January 5, 1994         By:   Patrick Verderico
          ---------------------         ---------------------
                                        Patrick Verderico
                                        Chief Financial Officer
                                        and Vice President, Finance
                                        and Administration

                                                       Form 8


               Cypress Semiconductor Corporation


                           Form 8
                          --------

                      INDEX TO EXHIBITS


Exhibit No.               Description                       Page
- -------------     -----------------------------------     --------
23                Consent of Independent Accountants         29

                                                       Form 8



               Consent of Independent Accountants
               ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-8847, No. 33-28124,
No. 33-34310, No. 33-41196, No. 33-49756, No. 33-66558, and
No. 33-68594) of Cypress Semiconductor Corporation of our report dated February 12, 1993 relating to the financial statements of IC Designs, Inc., which appears on pages 4-13 in the Current Report Form 8-K of Cypress Semiconductor Corporation dated October 22, 1993, as amended January 5, 1994.


                                      Thompson & Kittoe
                                      -------------------------
                                      Thompson & Kittoe